UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2014 (May 28, 2014)

American Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10784 (Commission File Number)	65-0203383 (IRS Employer Identification No.)

1000 American Media Way, Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

(561) 997-7733
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 28, 2014, American Media, Inc. (the “Company”) received written notification from the Company’s national distributor (the “Distributor”) for its publications in the U.S. and Canada that, due to non-payment by the Company’s second-largest wholesaler for its publications (the “Wholesaler”), effective immediately, the Distributor will cease shipping the Company’s publications to the Wholesaler. On behalf of the Company, the Distributor utilizes wholesalers to sell the Company’s publications to retailers for ultimate sale to consumers. In the May 28, 2014 correspondence from the Distributor, the Distributor also stated that it will advise the Company once the Distributor has arranged for replacement wholesalers to distribute the Company’s publications to the retailers which were previously serviced by the Wholesaler.

On May 30, 2014, the Wholesaler issued a press release announcing that it was ceasing substantially all distribution operations in the near term.

The Company’s net sales to the Wholesaler during the fiscal year ended March 31, 2014 were approximately 14% of the Company’s total operating revenues for that fiscal year. Subject to the terms of the agreement between the Distributor and the Company, the Company’s exposure for bad debt related to the Wholesaler is currently expected to be approximately $5 million to $7 million.

The Distributor is working with replacement wholesalers to transition the distribution of the Company’s publications previously handled by the Wholesaler. The Company estimates that it will take approximately six to twelve weeks for the transition to be completed. The Company estimates that its revenues could be reduced by approximately $5 million to $10 million during the transition period, depending on the length of time required to complete the transition to the replacement wholesalers. In addition, after completing the transition, the Company’s revenues could be temporarily or permanently reduced if consumers at the impacted retailers do not resume purchasing the Company’s publications at the same rate or quantities previously purchased.

Cautionary Statement Concerning Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to our current beliefs regarding recent developments in the magazine, magazine wholesale and magazine distribution industries and their impact on our future operating or financial performance. By their nature, forward-looking statements involve risks, trends, and uncertainties that could cause actual results to differ materially from those anticipated in any forward-looking statements. Such factors include the disruption in the wholesale supply chain, the ability to effectively and efficiently transition the wholesale distribution of the Company’s publications to new wholesalers, and the other items described in "Risk Factors" in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 filed with the Securities and Exchange Commission. Any forward-looking statements are and will be based upon our then-current expectations, estimates, and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to place undue reliance on such forward-looking statements that are part of this filing; actual results may differ materially from those currently anticipated. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2014	By:	/s/ Christopher Polimeni
Name: Christopher Polimeni
Title: Executive Vice President, Chief Financial Officer and Treasurer